Exhibit 99.1
Betawave Reincorporates as a Delaware Corporation

SAN FRANCISCO, CA – September 23, 2009 – Betawave Corporation (OTCBB: BWAV, www.betawave.com), a media company that delivers the most attentive audiences online to brand marketers, has completed its reincorporation from Nevada to Delaware. The reincorporation was approved at the September 17, 2009 Annual Meeting of Shareholders and was effective as of September 21, 2009.

The Reincorporation will not result in any changes in the assets, operations or management of the Company. The Company will continue trading, uninterrupted, under its current ticker symbol ‘BWAV’ on the over-the-counter bulletin board and will retain its current CUSIP number.  Stock certificates currently held by the Company's stockholders represent ownership of the same number of shares of the Delaware corporation (and the same percentage ownership of the company) as they had represented in the Nevada corporation prior to the reincorporation. Stockholders do not need to exchange their stock certificates for new stock certificates, but they may elect to do so. Stockholders interested in exchanging their stock certificates should contact the company’s transfer agent at: Continental Stock Transfer & Trust Company, 17 Battery Place, New York, NY 10004. Telephone: 212.509.4000; Fax: 212.509.5150, e-mail: cstmail@continentalstock.com.

“In less than two years, Betawave has grown to become the leading online company in terms of reach when compared to kids sites and number two in terms of time spent with women and moms when compared to lifestyles sites,” said Matt Freeman, CEO of Betawave. “As the company continues to grow, we felt it was time to avail ourselves of the highly developed and predictable Delaware corporate legal system and our shareholders were enthusiastic about this change.”

Betawave Corporation (www.betawave.com) (OTCBB:BWAV) is a digital media company that delivers the most attentive audiences online.  The company reaches 33.5 million unduplicated online users domestically* in high quality editorial environments.   Betawave’s publishers are leading mid-tail publishers that capture substantial time spent per user each month. Betawave works with its publishers to create advertising opportunities within the content that highly engages their audiences. The Betawave portfolio of publishers ranks at or near the top in total audience reach and time spent across the relevant demographics in five key categories: Teens, Kids Entertainment, Games, Lifestyles and Parenting.  (*Source: comScore Media Metrix, August 2009, Unduplicated Audience.)  Betawave is headquartered in San Francisco and New York with sales offices in Los Angeles and Chicago.

Safe Harbor Statement

This press release may contain forward-looking statements that involve risks and uncertainties, such as statements of Betawave’s plans, objectives, expectations and intentions. Forward-looking statements are generally identified by words, such as “projects,” “believes,” “anticipates,” “plans,” “expects,” “will,” and “would,” and similar expressions that are intended to identify forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results, performance or achievements of Betawave to be materially different from those expressed or implied by forward-looking statements. Actual events may differ materially from those mentioned in these forward-looking statements because of a number of risks and uncertainties. Discussion of factors affecting Betawave’s business and prospects is contained in Betawave’s periodic filings with the Securities and Exchange Commission, including Betawave’s Quarterly Report on Form 10-Q for the three months ended June 30, 2009, is on file with the Securities and Exchange Commission. Betawave undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise unless required to do so by the securities laws. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements.

Contact:

Stephanie Yang
PR Director
415-738-8706
stephanie@betawave.com